FORM OF

AMENDMENT

TO

CUSTODIAN AGREEMENT

THIS FORM OF AMENDMENT TO CUSTODIAN AGREEMENT (this “Amendment”) is made as of_________, 2022 by and between BROWN BROTHERS HARRIMAN & CO., a limited partnership organized under the laws of the State of New York (“Accounting Agent”), and INVESTMENT MANAGERS SERIES TRUST II, a Delaware statutory trust (the “Fund”, including its separate series listed on Exhibit A).

WHEREAS, the Custodian and the Fund entered into an Custodian Agreement, dated as of September 24, 2021 (as amended, modified and/or supplemented to date, the “Agreement;” all capitalized terms used but not defined herein shall have the meanings set forth in the Agreement); and

WHEREAS, the Custodian and the Fund desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the Custodian and the Trust hereby agree as follows:

1.         Appendix A to the Agreement is hereby deleted in its entirety and replaced with the attached Appendix A.

2.         This Amendment may be executed in any number of counterparts each of which shall be deemed to be an original. This Amendment shall become effective when one or more counterparts have been signed and delivered by each of the parties. A photocopy. pdf or telefax of the Amendment shall be acceptable evidence of the existence of the Amendment.

3.         This Amendment, together with the Agreement, constitutes the entire agreement of the parties with respect to its subject matter and supersedes all oral communications and prior writings with respect hereto. Except as expressly modified hereby, the Agreement shall continue in full force and effect in accordance with its terms and conditions.

4.         This Amendment shall be construed in accordance the governing law and exclusive jurisdiction provisions of the Agreement.

[Signature page follows]

IN WITNESS WHEREOF, each of the undersigned parties has executed this Amendment to Custodian Agreement effective as of the date first above written.

BROWN BROTHERS HARRIMAN & CO.

By:
Name:
Title:
Date:

INVESTMENT MANAGERS SERIES TRUST II

By:
Name:
Title:
Date:

2

EXHIBIT A

TO

CUSTODIAN AGREEMENT

LIST OF SERIES/PORTFOLIOS

Dated as of ________, 2022

The following is a list of Portfolios for which Custodian shall serve under the Custodian Agreement dated as of September 24, 2021, as amended:

FUND	DATE ADDED
AXS Astoria Inflation Sensitive ETF	May 18, 2022
AXS Change Finance ESG ETF	May 18, 2022
AXS 2X Innovation ETF	May 18, 2022
AXS Short China Internet ETF	May 18, 2022
AXS 2X TSLA Bear Daily ETF	May 18, 2022
AXS 2X TSLA Bull Daily ETF	May 18, 2022
AXS 2X NDVA Bear Daily ETF	May 18, 2022
AXS 2X NDVA Bull Daily ETF	May 18, 2022
AXS 2X COP Bear Daily ETF	May 18, 2022
AXS 2X COP Bull Daily ETF	May 18, 2022
AXS 2X BA Bear Daily ETF	May 18, 2022
AXS 2X BA Bull Daily ETF	May 18, 2022
AXS 2X PYPL Bear Daily ETF	May 18, 2022
AXS 2X PYPL Bull Daily ETF	May 18, 2022
AXS 2X WFC Bear Daily ETF	May 18, 2022
AXS 2X WFC Bull Daily ETF	May 18, 2022
AXS 2X PFE Bear Daily ETF	May 18, 2022
AXS 2X PFE Bull Daily ETF	May 18, 2022
AXS 2X CRM Bear Daily ETF	May 18, 2022
AXS 2X CRM Bull Daily ETF	May 18, 2022
AXS 2X NKE Bear Daily ETF	May 18, 2022
AXS 2X NKE Bull Daily ETF	May 18, 2022
AXS FOMO ETF	August 5, 2022
AXS SHORT INNOVATION DAILY ETF	August 5, 2022
AXS SHORT DE-SPAC DAILY ETF	August 5, 2022
AXS DE-SPAC ETF	August 5, 2022
AXS Green Alpha ETF	September 29, 2022
AXS First Priority CLO Bond ETF	October 14, 2022
AXS Esoterica NextG Economy ETF	_________, 2022